NOTE PURCHASE AGREEMENT

        THIS NOTE PURCHASE AGREEMENT (this “Agreement”), is dated as of July 23, 2009, and is made and entered into by and between BIOHEART, INC., a Florida corporation (the “Company” or “Bioheart”), and the undersigned Investor (individually, the “Investor” and collectively, the “Investors”).

        WHEREAS, the Investor desires to purchase from the Company, upon the terms and subject to the conditions set forth herein, a 10% Convertible Promissory Note (a “Note”) in the form attached hereto as Exhibit A, for the sum, and in the original principal amount, set forth opposite the Investor’s name on the signature page hereto, (the “Purchase Price”); and

        WHEREAS, the Investor confirms that the Investor is an “Accredited Investor” as indicated in Section 4.2(i) hereof, and the Investor hereby executes this Agreement in accordance with and subject to the terms and conditions set forth herein for the purpose of purchasing a Note;

        NOW, THEREFORE, for and in consideration of the premises and mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
OFFERING MATERIAL

        The Investor hereby represents and warrants that it is in receipt of and, prior to signing this Agreement, has carefully read and understood the following items (collectively, the “Offering Materials”):

        (a)        This Agreement;

        (b)        The Form of Note attached hereto;

        (c)        The Company’s Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the year ended December 31, 2008 (the “Annual Report”);

        (f)        The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, (the “Quarterly Reports”);

        (g)        The Proxy Statement of the Company used in connection with the solicitation of proxies for the Annual Meeting of Shareholders held on July 30, 2008; and

        (h)        The Company’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on Edgar during the period March 28, 2008 through the date immediately preceding the date hereof.

ARTICLE II
PAYMENT; CERTAIN TERMS AND PROCEDURES

        Section 2.1 (a) The Investor hereby agrees to purchase from the Company, and the Company agrees to sell to the Investor at the Closing (as defined below), a Note in the original principal amount set forth opposite the Investor’s name on the signature page hereto for the Purchase Price set forth opposite the Investor’s name on the signature page hereto. The Investor has funded the Purchase Price to the Company, net of an original issue discount in an amount equal to 5% of the original principal amount of the Note, in accordance with instructions from the Company.

        (b)        In addition to the delivery of a Note to each of the Investors, the Company shall issue to the each of the Investors unregistered restricted shares of the Company’s common stock in the amount set forth opposite the Investor’s name on the signature page hereto, unless the Company shall not be permitted to issue such shares by reason of the Company not having obtained approval of a supplemental listing application for such shares, in which event the Company agrees to use commercially reasonable efforts to pursue obtaining approval of the same.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

        Section 3.1 The Company hereby represents and warrants to the Investor as of the date hereof and as of the Closing (except as set forth herein) as follows:

        (a)    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, as contemplated by the Offering Materials.

        (b)    Capitalization and Voting Rights. As of February 6, 2009, the authorized capital of the Company consists of (i) 5,000,000 shares of preferred stock, par value $0.001 (the “Preferred Stock”), none of which are outstanding and (ii) 75,000,000 shares of Common Stock, of which 15,739,196 shares of Common Stock were issued and outstanding as of February 6, 2009. As of February 6, 2009, there were outstanding options to purchase 2,487,428 shares of Common Stock at a weighted average exercise price of $4.53 per share and outstanding warrants to purchase 2,951,018 shares of Common Stock at a weighted average exercise price of $6.65 per share.

        (c)    Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and each Note, the performance of all obligations of the Company hereunder and thereunder, has been taken or will be taken prior to the acceptance and Closing of this Agreement, and this Agreement, and each Note, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any indemnification provisions or agreements therein may be limited by applicable United States federal or state securities laws.

        (d)    Valid Issuance. The Shares when issued and paid for in compliance with the provisions of this Agreement will be duly authorized and validly issued, fully paid, non-assessable, and, assuming that the representations and warranties of the Investor made herein are true, complete and correct at the time of issuance, issued in compliance with United States federal securities laws. The shares underlying each Note when issued and paid for in compliance with the provisions of this Agreement and each Note will be duly authorized and validly issued, fully paid, non-assessable, and, assuming that the representations and warranties of the Investor made herein are true, complete and correct at the time of issuance, issued in compliance with federal securities laws.

        (e)    Compliance with Charter Documents. Neither the execution and delivery of, nor the consummation of any transaction or execution of any instrument contemplated by, this Agreement, nor the issuance of the Securities (defined below) has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the Company’s Articles of Incorporation, as amended to date, or Bylaws, as amended to date.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

        As an inducement to the Company to enter into this Agreement, the Investor hereby represents and warrants to and agrees with the Company as of the date hereof and as of the Closing (except as set forth herein) as follows:

      Section 4.1 Authorization; Validity; No Conflict; Binding Effect.

        (a)       The Investor has the full power and authority to execute and deliver this Agreement and purchase a Note, to perform all of its obligations hereunder and thereunder, and to purchase, acquire and accept delivery of its Note and the shares of the Company’s common stock issued hereunder and thereunder.

        (b)       The execution and delivery by the Investor of this Agreement, the performance by the Investor of its obligations hereunder and under its Note, and the purchase, acquisition and acceptance of delivery of the Note and the shares of the Company’s common stock by the Investor have been duly and validly authorized by all requisite corporate or other action on the part of the Investor.

        (c)       This Agreement, the Closing Confirmation of Conversion Election and the Conversions (as therein defined) have been duly executed and delivered by the Investor and constitute the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting creditors’ rights generally, (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any indemnification provisions or agreements therein may be limited by applicable United States federal or state securities laws.

        Section 4.2 Investment Representations, Warranties and Covenants.

        (a)       The Investor is familiar with and understands (i) the current and proposed business of the Company and (ii) that the Company is a development stage corporation with no profitability to date. The Investor has carefully considered and has, to the extent the Investor believes such discussion necessary, discussed with the Investor’s professional legal, tax, accounting and financial advisers the suitability of an investment in the Securities for the Investor’s particular tax and financial situation and has determined that the Note and shares of the Company’s common stock (received in connection with or as a result of the conversion of the Note) (the Note and the shares of the Company’s common stock, being collectively referred to as the “Securities”) being acquired are a suitable investment for the Investor.

        (b)       The Investor acknowledges that (i) the Investor and the Investor’s attorney, accountant or other advisor(s) have had the right to request copies of any documents, records and books pertaining to this investment and (ii) such documents, records, and books which the Investor or such other persons have requested have been made available for inspection by such persons.

        (c)       The Investor has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning this Agreement and the transactions represented hereby and by the Securities and all such questions have been answered to the Investor’s full satisfaction.

        (d)       The Investor believes that he, she or it has received all the information that he, she or it considers necessary or appropriate for making an investment decision with respect to its purchase of the Securities and funding of its Note, and that such Investor has had an opportunity to ask questions and receive answers from the Company and its management regarding, the terms and conditions of this Agreement, and the business, industry, management, technology, properties, financial condition, results of operations and prospects of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. Other than for the representations and warranties made by the Company in this Agreement, the Investor is not relying upon any other information, representation or warranty by the Company or any of its agents, including any brokers and finders, in determining to invest in the Securities and is relying on the Investor’s own examination of the Company, and the Offering Materials, including the merits and risks involved, in making its investment decision.

        (e)       The Investor is not purchasing the Securities or funding its Note as a result of or subsequent to any advertisement, article, notice, registration statement or other communication published in any newspaper, magazine or similar media, filed with the SEC or broadcast over television or radio or presented at any seminar or meeting to which the public was invited.

        (f)       The Investor acknowledges that the Investor has such knowledge and experience in business, financial, investment and banking matters (including, but not limited to, investments in non-listed, restricted and non-registered securities of closely held, non-public companies) such that (i) the Investor is capable of evaluating the merits, risks and advisability of an investment in the Securities, and (ii) the Investor recognizes and appreciates the highly speculative nature of an investment in the Securities.

        (g)       The Investor represents and warrants that he or she is a sophisticated investor, has had prior experience with investments of a similar nature and that the Investor’s knowledge and experience in business and financial matters are such that Investor is capable of evaluating the risk of investment in the Securities and determining the suitability of the Investor’s investment in the Securities. The Investor represents that the Investor (i) is not disproportionately invested in illiquid investments and will not become so by reason of this investment, (ii) has adequate means of providing for the Investor’s current financial needs and contingencies and as such, does not require the funds invested in the Securities for the Investor’s normal expenses, (iii) is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, (iv) has no need for liquidity in such investment, (v) at the present time, the Investor could afford a complete loss of such investment in the Securities, and (vi) the Investor’s investment in the Securities represents less than ten percent (10%) of the portion of the Investor’s assets that are available for use in making investments in equity securities.

        (h)       The Investor understands that the Securities are being offered and sold to it, him or her in reliance upon specific exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”) and applicable state exemption(s) and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the Investor’s representations, warranties, covenants, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and his, her or its eligibility to acquire the Securities.

        (i)       The Investor is an “Accredited Investor” as defined in Rule 501(d) of Regulation D, promulgated by the SEC under the Securities Act, and such qualification is based on the fact that either (i) if the Investor is an individual, the Investor (a) as of the date of this Agreement (either individually or jointly with his or her spouse) has a net worth in excess of $1,000,000; or (b) the Investor had an individual income in excess of $200,000 (or joint income in excess of $300,000 with his or her spouse) for each of the two most recent years and reasonably expects an income in excess of $200,000 (or joint income in excess of $300,000 with his or her spouse) for the current year; or (ii) if the Investor is not an individual, the Investor (a) is a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000, or (b) is an entity in which all of the equity owners are accredited investors.

        (j)       The Investor acknowledges that none of the Securities have been registered under the Securities Act, or under the securities laws of any state and, therefore, cannot be sold, transferred or otherwise disposed of unless they are either registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration are available, provided that the Investor delivers to the Company an opinion of counsel reasonably satisfactory to the Company confirming the availability of such exemption. The Investor represents that the Investor is purchasing Securities for the Investor’s own account, for investment and neither as a nominee, nor with a view to the resale or distribution thereof except in compliance with the Securities Act and the restrictions contained in the immediately preceding sentence. The Investor has not offered or sold any portion of the Securities being acquired nor does the Investor have any present intention, agreement, understanding or arrangement to subdivide, sell, distribute, assign, transfer or otherwise dispose of all or any portion of the Securities to any other person either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance in violation of the Securities Act. The Investor further recognizes that, the Company is not assuming any obligation to register the Securities, including any shares underlying the Notes.

        (k)       The Investor further covenants that it will not make any sale, transfer or other disposition of the Securities in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the SEC promulgated thereunder or any applicable state securities laws.

        (l)       The Investor has had the opportunity to review with its own tax advisors the federal, state and local tax consequences of the purchase of the Securities. The Investor understands that the Investor (and not the Company) shall be responsible for his, her or its own tax liability that may arise as a result of the purchase or sale of the Securities.

        (m)       The Investor acknowledges that it has had the opportunity to review the Offering Materials and the transactions contemplated thereby with its own legal counsel. The Investor is not relying on the Company or any of the Company’s agents for legal advice with respect to its investment in the Securities.

        (n)       If this Agreement is executed and delivered on behalf of a natural person, such person is at least 21 years of age and is purchasing the Securities solely for such person’s own account and not for the account of any other person.

        (o)       The Investor recognizes that its investment in the Securities involves substantial risks, including loss of the entire amount of such investment, and has taken full cognizance of and understands all of the risks related to a purchase of the Securities, including, without limitation, the risk of losing the entire investment.

        (p)       The Investor has carefully reviewed and considered the risk factors included in the Company’s Annual Report and Quarterly Reports (collectively, the “Risk Factors”). THE INVESTOR HEREBY ACKNOWLEDGES AND CONFIRMS THAT THE INVESTOR HAS CAREFULLY REVIEWED AND CONSIDERED THE RISKS AND UNCERTAINTIES DESCRIBED IN THE RISK FACTORS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE THE SECURITIES.

        (q)       THE INVESTOR ACKNOWLEDGES AND AGREES THAT THE PER SHARE PURCHASE PRICE AT WHICH IT IS PURCHASING THE SHARES OF THE COMPANY’S COMMON STOCK (INCLUDING ALL SHARES OF THE COMPANY’S COMMON STOCK INTO WHICH THE NOTES MAY BE CONVERTED) MAY BE HIGHER OR LOWER FROM THE PER SHARE PURCHASE PRICE AT WHICH OTHER INVESTORS MAY ACQUIRE SHARES OF THE COMPANY’S COMMON STOCK.

        Section 4.3 Legends on Stock Certificates and Notes.

        (a)       The Investor acknowledges and understands that the Notes and the other Securities will bear, by imprint or endorsement, appropriate legends reflecting the unregistered and restricted status of the Securities under the Securities Act and applicable state securities laws. The Investor understands that the same shall bear a restrictive legend in, or substantially in, the form set forth below:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, CONVEYED, PLEDGED, GIFTED, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION FROM THE SECURITIES ACT AND THE RULES PROMULGATED THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT THE INVESTOR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

        (b)       The Investor agrees, that so long as the restrictive legends described herein in this Agreement remain on the Securities the Company may maintain appropriate “stop transfer” orders with respect to the Securities, or any portion thereof, on its stock books and ledger and with its registrar and transfer agent, if any.

        Section 4.4 No Brokers or Finders. No person has or will have, as a result of this Agreement or the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as finder or broker arising out of the transactions contemplated by this Agreement as a result of any agreement or arrangement made by or on behalf of the Investor or by any agent or affiliate of the Investor.

ARTICLE II
UNDERSTANDINGS AND NOTICE TO THE INVESTOR

        The Investor understands and acknowledges as follows:

        (a)       The Securities have not been registered under the Securities Act or the securities laws of any state and are intended to be offered and sold in reliance on exemption from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and/or other exemptions thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein.

        (b)       There is no public or other market for the Securities and no such public or other market may ever develop. The Securities purchased by the Investor will constitute “restricted securities” as defined in Rule 144. There can be no assurance that the undersigned will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the exempt status of the purchase of the Securities by the Investor under the Securities Act, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder, in addition to other requirements under this Agreement.

        (c)       The Investor hereby acknowledges and agrees that the Investor’s agreement to purchase the Securities hereunder is irrevocable by the Investor, and that, except as required by applicable law (if any) with respect to investors that are residents of certain states, the Investor is not entitled to cancel, terminate or revoke this Agreement or any agreements of the undersigned hereunder and that this Agreement shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Investor hereby confirms that the Investor’s state of residence is the state set forth on the Investor’s signature below. If the Investor is more than one person, the obligations of the Investor parties hereunder shall be joint and several and the agreements, representations, warranties, covenants and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

        (d)        The Securities are subject to restrictions on transferability and resale under applicable law and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time.

        (e)        The Investor acknowledges that, except to the extent that information is contained in a public filing made by the Company with the SEC on EDGAR, any information provided to the Investor and/or the Investor’s legal and financial advisors with respect to the Securities, including the information contained in the Offering Materials and all additional information furnished by the Company to the Investor and/or his advisors in connection with the Securities, is confidential and nonpublic and agrees that all such information shall be kept in confidence by the Investor and his advisors and neither used by the Investor nor his advisors for the Investor’s or other person’s personal benefit (other than in connection with this Agreement), nor disclosed to any other third party for any reason; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, or (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of breach of this provision).

        (f)       The representations, warranties, covenants and agreements of the Investor contained herein shall be true and correct in all material respects on and as of the date of the Closing of the sale of Securities to the Investor hereunder as if made on an as of such date and shall survive the execution and delivery of this Agreement and the Investor’s purchase of the Securities.

        (g)       IN MAKING AN INVESTMENT DECISION, THE INVESTOR MUST RELY ON THE INVESTOR’S OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE SECURITIES, INCLUDING THE MERITS AND RISKS INVOLVED.

        (h)       The offering and sale of the Securities are intended to be exempt from registration under the securities law of certain states in the United States. Persons subscribing for the Securities must note that there are restrictions on the transfer of the Securities as stipulated herein. The Investor hereby acknowledges that he or she has read the following notices and has taken full cognizance of and understands the notices applicable to such Investor and the restrictions on the transfer of the Securities.

RESIDENTS OF ALL U.S. STATES:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, AND INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

RESIDENTS OF FLORIDA

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT. EACH OFFEREE WHO IS A FLORIDA RESIDENT SHOULD BE AWARE THAT SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT PROVIDES, IN RELEVANT PART, AS FOLLOWS: “WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN THIS STATE, ANY SALE IN THIS STATE MADE PURSUANT TO THIS SUBSECTION IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN 3 DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT OR WITHIN 3

DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

RESIDENTS OF NEW YORK

THIS AGREEMENT HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THE SECURITIES OR THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        (i)    The Investor acknowledges that (a) the Company has entered into a non-binding letter of intent with Organic Business Alliances LLC (“OBA”) pursuant to which OBA would invest approximately $1.5 million in the Company under its current offering under Regulation D (the “Offering”) and, subject to the Company achieving certain specified milestones, invest up to an additional $5.5 million on terms substantially the same as those of the Offering (the “Investment”); (b) the Company is in default under its financing with BlueCrest Venture Finance Master Fund Limited (“BlueCrest”), that the BlueCrest financing has been accelerated, that the BlueCrest financing is secured by substantially all of the assets of the Company, and that the Company may use a portion of the proceeds from the Note to “cure” the defaults under, and reinstate, the BlueCrest financing; (c) the Company continues to pursue additional funding for the Company and that such funding may require the issuance of equity, debt or equity-linked securities that may be substantially dilutive to then current shareholders of the Company, including the Investor; (d) the Company and BlueCrest may agree to convert all or a portion of the BlueCrest financing to equity, which will be dilutive to the then current shareholders of the Company, including the Investor, (e) the Company has received notice from Nasdaq of the Company’s noncompliance with its Listing Standards and its intention to delist the Company from Nasdaq if the Company does not regain compliance with the Nasdaq Listing Standards.

ARTICLE III
CONDITIONS TO OBLIGATIONS

        Section 3.1 Conditions to Obligations of the Company. The obligation of the Company to sell and issue the Securities to the Investor at the Closing is subject to, among other things, the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

    (a)        each of the representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made by such Investor on and as of such date, and each of the covenants and agreements of each Investor contained in this Agreement to be performed on or before the Closing Date shall have been duly and fully performed on or before such date, and, if requested by the Company, the Investor shall have delivered a certificate to the Company as to the truth and accuracy of the statements in this paragraph;

(b) no order shall have been entered (or be in effect) by a court of competent jurisdiction which enjoins, prohibits or materially restrains the transactions contemplated by this Agreement;

(c) the Investor shall have delivered to the Company a check or money order or federal funds wire transfer or ETF (as directed and requested by the Company prior to the

Closing Date), in the amount of and in payment in full of the Purchase Price for the Securities to be purchased by such Investor as provided hereunder;

        Section 3.2 Conditions to Obligations of the Investors. The obligation of the Investor to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by such Investor:

        (a)       each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made by the Company on and as of such date, and each of the covenants and agreements of the Company contained in this Agreement to be performed on or before the Closing Date shall have been duly and fully performed on or before such date; and

        (b)       The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

ARTICLE IV
ADDITIONAL AGREEMENTS AND PROVISIONS

        Section 4.1 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

        Section 4.2 Expenses. Any legal or other fees, costs or expenses incurred in connection with the consideration, preparation, and/or consummation of this Agreement and the transactions contemplated hereby and thereby shall be borne and paid solely by the party incurring such fees, costs and expenses.

        Section 4.3 Pronouns and Plurals; “Person”. Whenever the context may require, any pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require. As used in this Agreement, the term “person” shall mean and include an individual, entity, corporation, trust, partnership, limited liability company or partnership, joint venture, unincorporated organization, association, governmental authority or any agency or political subdivision thereof.

        Section 4.4 Headings. The article, section, subsection, captions, headings and other titles preceding the text of each section, subsection or paragraph hereof are for convenience of reference only and shall not effect the construction, meaning or interpretation of this Agreement (or of any provision hereof).

        Section 4.5 Construction. The parties acknowledge that each party has reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement (or of any provision hereof).

        Section 4.6 Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the other parties hereto solely by a written instrument executed by such other parties; any such written and signed waiver, and any failure by any party to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

        Section 4.7 Amendment and Modification. Except as set forth elsewhere in this Agreement, neither this Agreement nor any provision hereof shall be amended waived, modified, supplements changed, discharged, terminated, revoked or canceled, except by a written instrument mutually agreed upon and executed by all parties hereto.

        Section 4.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via facsimile or telecopy to the party to whom notice is to be given (if receipt is orally confirmed by phone and a confirming copy delivered thereafter in accordance with this Section), or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or via a nationally recognized overnight courier providing a receipt for delivery and properly addressed to the applicable address as set forth below. Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

(a)	If to the Company to:

Bioheart, Inc. 13794 NW 4th Street Suite 212 Sunrise, Florida 33325 Attention: Chief Financial Officer Fax: (954) 835-1500 Phone: (954) 845-9976

(b)	If to the Investor, to the Investor’s address set forth on the signature page hereto.

        Section 4.9 Binding Effect. This Agreement and all the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estate, legal representatives, successors and permitted assigns and are not intended and shall not be construed so as to confer any rights or benefits upon any other person or party.

        Section 4.10 Dealings in Good Faith; Best Efforts. Each party hereto agrees to act in good faith with respect to the other party or parties hereto in exercising its rights and discharging its obligations under this Agreement. Each party further agrees to use its reasonable best efforts to ensure that the purposes of this Agreement (and the related documents and agreements referred to herein) are realized and to take such further actions or steps, and execute and deliver (and, as appropriate, file) such further documents, certificates, instruments and agreements, as are reasonably necessary to implement the provisions of this Agreement and to consummate the Closing, upon the terms and as contemplated by this Agreement.

        Section 4.11 Governing Law; Jurisdiction. The validity and effect of this Agreement, and the rights and obligations of the parties hereto, shall be enforced, governed by, and construed in all respect in accordance with the internal laws of the State of Florida (without reference to conflict of laws provisions). Each Party hereby irrevocably and unconditionally (a) agrees that any Action or Proceeding, at Law or equity, arising out of or relating to this Agreement and any other agreements or the transactions contemplated hereby and thereby shall only be brought in the state or federal courts located in Broward County, Florida, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action or proceeding. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action or proceeding brought pursuant to this Paragraph 4.11.

        Section 4.12 Severability. It is the desire and intention of the parties hereto that, whenever possible, each provision of this Agreement be interpreted in such a manner as to be effective and valid under applicable law; if, however, any provision of this Agreement is found or held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

        Section 4.13 Entire Agreement. This Agreement, and the Securities constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior discussions, understandings, negotiations, agreements, representations, warranties, promises, assurances, covenants, arrangements and communications, both written and oral, express or implied, of any and every nature between or among the parties hereto.

        Section 4.14 Counterparts. This Agreement may be executed through the use of one or more counterparts, all of which together shall be considered one and the same agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

        Section 4.15 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of the other party hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

        Section 4.16 Waiver of Jury Trial. THE INVESTOR AND THE COMPANY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LETTER AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE INVESTOR AND THE COMPANY.

NOTE PURCHASE AGREEMENT SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date hereof.

BIOHEART, INC.

BY: /s/Howard J. Leonhardt Name: Howard J. Leonhardt Title: Chief Executive Officer

[SIGNATURE PAGE OF INVESTOR FOLLOWS]

TO BE COMPLETED BY INVESTOR(s)

By: /s/ Bruce Meyers Bruce Meyer	Principal Amount of the Note: $100,000 Number of Shares of Common Stock: 100,000

Address for Notices:

________________________________

________________________________

________________________________

Telephone No.: _______________________________

E-mail address: _______________________________

Tax ID: _______________________________

NOTE PURCHASE AGREEMENT SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date hereof.

TO BE COMPLETED BY INVESTOR(s)

By: /s/ Dana Smith Dana Smith	Principal Amount of the Note: $20,000 Number of Shares of Common Stock: 20,000

Address for Notices:

________________________________

________________________________

________________________________

Telephone No.: _______________________________

E-mail address: _______________________________

Tax ID:

EXHIBIT A

FORM OF 10% CONVERTIBLE PROMISSORY NOTE